Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. POSTS RECORD EARNINGS FOR 2013

BLACKSBURG, VA, FEBRUARY 20, 2014:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced that it had record net income of $17.79 million for the twelve months ended December 31, 2013, an increase over the nearly $17.75 million earned in 2012. The 2013 return on average assets and return on average equity were 1.63% and 11.90%, respectively. Basic earnings per share in 2013 remained consistent with the prior year at $2.56. National Bankshares, Inc. ended 2013 with total assets of over $1.11 billion.

Commenting on the Company’s financial results, National Bankshares Chairman, President & CEO James G. Rakes said, “We are pleased to report another year of strong earnings. In 2013, we showed an improvement in credit quality as the decrease in net charge-offs indicates. Growth in quality loans remains the key initiative in what remains a less than vibrant market area economy, but we will continue to focus on that growth as well as credit quality and solid expense management. The Company remains a strong institution and is well-positioned to grow in 2014 and beyond.”

Mr. Rakes continued, “We also were pleased to return profits to our stockholders in the form of dividends of $1.12 per share in 2013 compared to $1.10 in 2012. This per share dividend payment amount resulted in a dividend payout ratio of 43.74% in 2013 compared to 43.04% in 2012.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 offices throughout Southwest Virginia.  National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.”  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheet

(Unaudited)

($ in thousands, except for share and per share data)	December 31, 2013	December 31, 2012
Assets
Cash and due from banks	$13,283	$14,783
Interest-bearing deposits	97,376	96,597
Federal funds sold	---	---
Securities available for sale, at fair value	183,668	189,815
Securities held to maturity	163,983	160,539
Restricted stock	1,414	1,689
Total securities	349,065	352,043
Mortgage loans held for sale	1,276	2,796
Loans:
Loans, net of unearned income and deferred fees	595,690	592,162
Less: allowance for loan losses	(8,227)	(8,349)
Loans, net	587,463	583,813
Premises and equipment, net	9,951	10,401
Accrued interest receivable	5,949	6,247
Other real estate owned	4,712	1,435
Intangible assets and goodwill	8,299	9,377
Bank-owned life insurance	21,181	20,523
Other assets	12,075	6,346
Total assets	$1,110,630	$1,104,361

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$142,645	$144,252
Interest-bearing demand deposits	501,541	455,713
Savings deposits	74,141	69,063
Time deposits	241,709	277,738
Total deposits	960,036	946,766
Other borrowed funds	---	---
Accrued interest payable	92	139
Other liabilities	4,610	7,347
Total liabilities	964,738	954,252

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,947,974 shares in 2013 and 2012	8,685	8,685
Retained earnings	154,171	144,162
Accumulated other comprehensive loss, net	(16,964)	(2,738)
Total stockholders' equity	145,892	150,109
Total liabilities and stockholders' equity	$1,110,630	$1,104,361

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ending				Twelve Months ending
($ in thousands, except for share and per share data)	December 31, 2013		December 31, 2012		December 31, 2013	December 31, 2012
Interest Income
Interest and fees on loans		$8,112		$8,800	$32,819	$35,354
Interest on federal funds		---		---	---	---
Interest on interest-bearing deposits		52		53	213	240
Interest on securities − taxable		1,701		1,622	6,707	6,613
Interest on securities − nontaxable		1,540		1,662	6,388	6,463
Total interest income		11,405		12,137	46,127	48,670

Interest Expense
Interest on time deposits of $100 or more		171		320	865	1,491
Interest on other deposits		1,169		1,496	5,090	6,396
Interest on borrowed funds		---		---	---	---
Total interest expense		1,340		1,816	5,955	7,887
Net interest income		10,065		10,321	40,172	40,783
Provision for loan losses		202		580	1,531	3,134
Net income after provision for loan losses		9,863		9,741	38,641	37,649

Noninterest Income
Service charges on deposit accounts		641		638	2,563	2,594
Other service charges and fees		86		113	225	243
Credit card fees		903		837	3,330	3,278
Trust Income		283		276	1,150	1,313
Bank-owned life insurance		193		209	739	814
Other income		269		131	770	472
Realized securities gains (losses), net		(1)		12	59	104
Total noninterest income		2,374		2,216	8,836	8,818

Noninterest Expense
Salaries and employee benefits		3,014		2,991	11,978	12,005
Occupancy and furniture and fixtures		385		408	1,616	1,589
Data processing and ATM		412		387	1,700	1,593
FDIC assessment		147		132	554	475
Credit card processing		692		625	2,546	2,442
Intangibles and goodwill amortization		269		271	1,078	1,083
Net cost of other real estate owned		105		(1)	296	208
Franchise taxes		280		255	1,083	901
Other operating expenses		825		818	3,519	3,179
Total noninterest expense		6,129		5,886	24,370	23,475
Income before income tax expense		6,108		6,071	23,107	22,992
Income tax expense		1,486		1,386	5,317	5,245
Net income		$4,622		$4,685	$17,790	$17,747

Basic net income per share		$0.67		$0.67	$2.56	$2.56
Fully diluted net income per share		$0.66		$0.67	$2.55	$2.55
Weight average outstanding numbers of common shares
Basic		6,947,974		6,947,887	6,947,974	6,942,411
Diluted		6,963,381		6,964,482	6,968,393	6,959,867
Dividends declared per share		$0.58		$0.57	$1.12	$1.10
Dividends payout ratio		---		---	43.74%	43.04%
Book value per share	$	---	$	---	$21.00	$21.60

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

($ in thousands, expect for share and per share data)	Three Months Ended
	December 31, 2013	December 31, 2012
Net income	$4,622	$4,685
Other Comprehensive Income, net of tax
Unrealized holding losses on available for sale securities net of deferred taxes of ($1,523) in 2013 and ($141) in 2012	(2,828)	(261)
Reclassification adjustment, net income taxes of $1 in 2013 and $3 in 2012	1	6
Net pension gain (loss) arising during the period, net of taxes of $1,022 in 2013 and ($405) in 2012	1,898	(752)
Less: amortization of prior service cost included in net periodic pension cost, net of taxes of ($35) in 2013 and ($35) in 2012	(66)	(66)
Other comprehensive loss, net of tax of ($535) in 2013 and ($578) in 2012	$(995)	$(1,073)
Total Comprehensive Income	$3,627	$3,612

	Twelve Months Ended
	December 31, 2013	December 31, 2012
Net income	$17,790	$17,747
Other Comprehensive Income, net of tax
Unrealized holding losses on available for sale securities net of taxes of ($8,628) in 2013 and ($292) in 2012	(16,023)	(541)
Reclassification adjustment for gains included in net income, net of taxes of ($18) in 2013 and ($31) in 2012	(35)	(58)
Net pension gain (losses) arising during the period, net of taxes of $1,022 in 2013 and ($405) in 2012	1,898	(752)
Less: amortization of prior service cost included in net periodic pension cost, net of taxes of ($35) in 2013 and ($35) in 2012	(66)	(66)
Other comprehensive loss, net of tax of ($7,659) in 2013 and ($763) in 2012	$(14,226)	$(1,417)
Total Comprehensive Income	$3,564	$16,330

Key Ratios and Other Data

(Unaudited)

$ in thousands

	Three Months Ended		Twelve Months Ended
	December 31 2013	December 31 2012	December 31 2013	December 31 2012
Average Balances
Cash and due from banks	$12,453	$8,958	$12,022	$11,129
Interest-bearing deposits	80,782	89,703	80,044	94,724
Securities available for sale	189,383	191,037	197,898	188,168
Securities held to maturity	164,512	161,344	164,888	149,566
Restricted stock	1,414	1,687	1,477	1,682
Mortgage loans held for sale	411	2,543	1,016	1,765
Gross Loans	592,768	591,604	586,898	589,129
Loans, net	583,699	582,272	577,746	579,817
Intangible assets	8,452	9,531	8,854	9,936
Total assets	1,090,932	1,091,032	1,090,703	1,080,351
Total deposits	936,048	932,678	933,482	925,986
Other borrowings	---	---	---	---
Stockholders' equity	146,716	151,660	149,491	147,812
Interest-earning assets	1,046,181	1,032,929	1,038,727	1,019,887
Interest-bearing liabilities	792,328	789,684	792,037	784,717

Financial ratios
Return on average assets	1.68%	1.71%	1.63%	1.64%
Return on average equity	12.50%	12.29%	11.90%	12.01%
Net interest margin	4.18%	4.37%	4.25%	4.38%
Net interest income-fully taxable equivalent	$11,035	$11,354	$44,159	$44,712
Efficiency ratio	45.71%	43.29%	45.99%	43.77%
Average equity to average assets	13.45%	13.90%	13.71%	13.68%

Allowance for loan losses
Beginning balance	$8,090	$8,254	$8,349	$8,068
Provision for losses	202	580	1,531	3,134
Charge-offs	(140)	(509)	(1,820)	(2,953)
Recoveries	75	24	167	100
Ending balance	$8,227	$8,349	$8,227	$8,349

Asset Quality Data

(Unaudited)

$ in thousands

	December 31, 2013	December 31, 2012
Nonperforming assets
Nonaccrual loans	$5,732	$10,870
Nonaccrual restructured loans	852	2,151
Total nonperforming loans	6,584	13,021
Other real estate owned	4,712	1,435
Total nonperforming assets	$11,296	$14,456
Accruing restructured loans	$6,191	$2,005
Loans 90 days or more past due	$190	$170

Asset quality ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.88%	2.44%
Allowance for loans losses to total loans	1.38%	1.41%
Allowance for loan losses to nonperforming loans	124.95%	64.12%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.03%	0.03%